UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 20, 2004

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 20, 2004, we issued a press release to announce that New SAC, our largest shareholder, has sold 30 million of our common shares in a transaction underwritten by Goldman, Sachs & Co. In conjunction with this transaction, New SAC has agreed not to offer or sell any of its holdings of Seagate shares for the period ending October 20, 2004 without prior written consent of Goldman, Sachs & Co. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 20, 2004, of Seagate Technology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: September 21, 2004	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary